UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2012

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07             Submission of Matters to a Vote of Security Holders

On August 13, 2012, FutureFuel Corp. (NYSE: FF) (the “Company”) held its annual shareholders meeting, at which a quorum of its shareholders was present either in person or by proxy.  The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect three directors: Paul A. Novelly, Paul G. Lorenzini, and William J. Doré;

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2012; and

(3)	to make an advisory vote on the compensation of the Company’s named executive officers.

No other business was conducted at such meeting.  Of the 41,319,057 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 40,083,508 shares were voted.  The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Number of Abstentions	Broker Non-Votes
Election of Paul A. Novelly	29,242,546	n/a	730,570	0	10,110,392
Election of Paul G. Lorenzini	29,203,969	n/a	769,147	0	10,110,392
Election of William J. Doré	29,585,211	n/a	387,905	0	10,110,392
Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2012	40,004,844	26,857	n/a	51,807	0

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer

Date: August 13, 2012